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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 (File Nos. 333-110598 and 333-       ) and
related Prospectus of Oxford Industries, Inc., for the registration of 564,682 shares of its common stock and to the incorporation by reference therein of our report dated July 23, 2004, with respect to the consolidated financial statements of Oxford Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended May 28, 2004, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP


Atlanta, Georgia
September 22, 2004